Exhibit 10.1

THIRD EXTENSION AGREEMENT

THIS THIRD EXTENSION AGREEMENT (this “Agreement”), executed as of the 13th day of September, 2013 (the “Effective Date”), by and among The Karlsson Group, Inc., an Arizona corporation (“Karlsson”), on the one hand, and Prospect Global Resources, Inc., a Delaware corporation (“Prospect DE”), Prospect Global Resources, Inc., a Nevada corporation (“Parent”), Apache County Land & Ranch, LLC, a Nevada limited liability (“Apache”) and American West Potash, LLC, a Delaware limited liability company (“AWP” and collectively with Prospect DE, Parent and Apache the “Prospect Parties” and each a “Prospect Party”) on the other hand, is made with reference to the following facts:

A.                                    Prospect DE has entered into and delivered to the order of Karlsson that certain Senior First Priority Secured Promissory Note, dated as of August 1, 2012 (such Note, as so amended and as the same may hereafter be amended, modified, extended and/or restated, being hereinafter referred to as the “Note”).  Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Note.

B.                                    Pursuant to the Note, Karlsson has made certain extensions of credit (the “Loan”) to Prospect DE.

C.                                    The Loan is secured by, among other instruments, (i) that certain Deed of Trust, Security Agreement, Assignment of Production and Proceeds, Fixture Filing and Financing Statement dated as of August 1, 2012, executed by AWP, as trustor, in favor of and for the benefit of Karlsson, as beneficiary, and recorded August 1, 2012, as Instrument No. 2012-004076 in the Official Records of Apache County, Arizona (the “AWP Deed of Trust”) with respect to the property described therein (the “Premises”), (ii) that certain Security Agreement, dated as of August 1, 2012, executed by Prospect DE and AWP in favor of and for the benefit of Karlsson (the “Security Agreement”), (iii) that certain Membership Interest Pledge Agreement between Prospect DE and Karlsson, dated as of May 30, 2012 (the “AWP Pledge Agreement”); (iv) that certain Membership Interest Pledge Agreement between AWP and Karlsson, dated as of January 28, 2013 (the “Apache Pledge Agreement”); and (v) each of the Collateral Assignment of Mineral Leases, the Collateral Assignment of Mining Permits, and the Collateral Assignments of Royalty Agreements, each between AWP and Karlsson and each dated as of August 1, 2012 (collectively, the “Collateral Assignments”).  The Loan and all of Prospect DE’s other obligations under the Loan Documents (as defined below) are guaranteed by that certain Unconditional Guaranty dated as of August 1, 2012 executed by AWP in favor of and for the benefit of Karlsson (the “Guaranty”, and together with the AWP Deed of Trust, the Security Agreement, the Pledge Agreement and the Collateral Assignments and all financing statements, fixture filings, patent, trademark and copyright filings and other documents and agreements relating to the collateral for the Loan and made or delivered pursuant to the Note or any other Loan Document, the “Collateral Documents”).  The Note, the Collateral Documents and all other documents, agreements and instruments delivered to Karlsson under or in connection with the Note are collectively referred to herein as the “Loan Documents.”

D.                                    Apache is a wholly-owned subsidiary of AWP, AWP is a wholly-owned subsidiary of Prospect DE and Prospect DE is a wholly-owned subsidiary of Parent, which has a financial interest in the success of Prospect DE.  As a result, Parent, AWP and Apache are willing to enter into this Agreement and the documents and instruments contemplated hereby and expect to benefit therefrom.

E.                                     Pursuant to the terms of Section 2.2 of the Note, Prospect DE was required to make the First Installment Payment consisting of (i) a principal payment plus (ii) the interest accrued through March 30, 2013 on said principal payment plus (iii) the Tax Gross-Up Amount in the amount as set forth in the Note.  The aggregate amount due for the First Installment totaled in excess of $50 million.  Prospect DE did not make the First Installment Payment on March 30, 2013 and did not subsequently make such payment.

F.                                      The Prospect Parties requested that Karlsson extend the payment dates under the Note and, forbear from exercising its rights (i) to demand immediate repayment in full of the Loan and all other outstanding obligations of Prospect DE under the Loan Documents, (ii) to foreclose or otherwise realize on Karlsson’s liens and security interests under the AWP Deed of Trust, the Security Agreement and any other Collateral Documents and (iii) to demand repayment in full of the Loan under the Guaranty.  Karlsson agreed to enter into the Extension Agreement with the Prospect Parties dated as of April 15, 2013 (the “Extension Agreement”).

G.                                    In connection with the Extension Agreement, Prospect DE and Karlsson executed that certain Amendment to First Priority Senior Secured Promissory Note dated as of April 15, 2013 (the “First Note Amendment”).  The Note, as amended by the First Note Amendment, required the achievement of certain Funding Raises (as defined in the First Note Amendment) by certain deadlines.  Prospect did not timely achieve the Second Funding Raise required under the Note and has not subsequently achieved such raise.

H.                                   The Prospect Parties requested that Karlsson amend certain provisions of the Note to substitute certain performance milestones in lieu of the Funding Raises and forbear from exercising its rights (i) to demand immediate repayment in full of the Loan and all other outstanding obligations of Prospect DE under the Loan Documents, (ii) to foreclose or otherwise realize on Karlsson’s liens and security interests under the AWP Deed of Trust, the Security Agreement and any other Collateral Documents and (iii) to demand repayment in full of the Loan under the Guaranty.  Karlsson agreed to enter into the Second Extension Agreement with the Prospect Parties dated as of June 26, 2013 (the “Second Extension Agreement”).  In connection with the Second Extension Agreement, Prospect DE and Karlsson executed that certain Second Amendment to Senior First Priority Secured Promissory Note dated as of June 26, 2013 (the “Second Note Amendment”).

I.                                        The Prospect Parties requested that Karlsson amend the Note to extend the due date with respect to the payment of the 2012 453A Amount (as defined in the Note) until September 13, 2012.  Prospect DE and Karlsson executed that certain Third Amendment to Senior First Priority Secured Promissory Note dated as of September 9, 2013 (the “Third Note Amendment”), and the Prospect Parties executed that certain Reaffirmation of Loan Documents (the “Reaffirmation”) as of the same date.

J.                                        Pursuant to the terms of clause (i) of Section 2.2 of the Note, Prospect DE is required to make a payment equal to the 2012 453A Amount on or before September 13, 2013.

Prospect DE has notified Karlsson that it will not be able to make payment of the 2012 453A Amount to Karlsson on or before the date payment is required to be made pursuant to the terms of the Note.

K.                                   The Prospect Parties have requested that Karlsson further modify and amend the Note and, in consideration of this Agreement, forbear from exercising its rights (i) to demand immediate repayment in full of the Loan and all other outstanding obligations of Prospect DE under the Loan Documents, (ii) to foreclose or otherwise realize on Karlsson’s liens and security interests under the AWP Deed of Trust, the Security Agreement and any other Collateral Documents and (iii) to demand repayment in full of the Loan under the Guaranty.

L.                                     The Prospect Parties have informed Karlsson that it is a precondition to Parent’s raising of additional funding, which funding will be provided by an equity contribution to Prospect DE (and by an equity contribution from Prospect DE to AWP and/or Apache) to develop and exploit mineral assets held by each of AWP and Apache, that the modification described in Recital J be provided.  Accordingly, each of AWP and Apache will benefit from such modification.

M.                                 Karlsson is willing to forbear from exercising its rights and remedies under the Loan Documents, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Acknowledgements.

(a)                                 The parties acknowledge that each of the foregoing factual recitals is truthful, accurate and valid.

(b)                                 The parties acknowledge that as of the date of this Agreement, the outstanding principal balance of the Note is $117,472,358, and the accrued but unpaid interest due and payable on the Note is $9,819,352.

(c)                                  The parties acknowledge that the correct amount of the 2012 453A Amount is $1,164,000.

(d)                                 The parties acknowledge that immediately prior to the effectiveness of this Agreement, the Loan Documents were valid and enforceable according to their terms.

(e)                                  The parties acknowledge that, but for the execution and delivery of this Agreement, Prospect DE’s failure to make payment of the 2012 453A Amount on or before September 10, 2013 under the Note would have resulted in an Event of Default (the “2012 453A Amount Payment Event of Default”) existing under the Note, which 2012 453A Amount Payment Event of Default would be continuing under the Loan Documents, and but for this Agreement, Karlsson would have been entitled to exercise all of its rights and remedies with respect to such Event of Default.

(f)                                   Karlsson waives any rights and remedies it may have with respect to any breach of (including any breach of a representation or warranty contained in) any Loan Document which breach occurred prior to the Effective Date and of which breach Karlsson had actual knowledge prior to the Effective Date.

(g)                                  The parties agree that each of the Extension Agreement and the Second Extension Agreement, in each case except as explicitly amended by the Second Extension Agreement or hereby, remains in full force and effect.

2.                                      No Further Disbursements.  The Prospect Parties acknowledge that Karlsson has no obligation to advance any loan proceeds under any of the Loan Documents, whether now or in the future.

3.                                      Closing Deliveries; Conditions Precedent.  Concurrently with the execution of this Agreement, and as a condition to the effectiveness of this Agreement, the Prospect Parties and Karlsson, as applicable, will execute and deliver, or cause to be executed and delivered, the following:

(a)                                 An amendment to the Note in the form attached hereto as Exhibit A (the “Fourth Amendment to the Promissory Note”);

(b)                                 An amendment to that certain Membership Interest Purchase Agreement (the “Purchase Agreement”) among Prospect DE, AWP and Karlsson dated as of May 30, 2012 in the form attached hereto as Exhibit B;

(c)                                  An amendment in the form attached hereto as Exhibit C to that certain Escrow Agreement dated as of April 15, 2013 among Karlsson, Parent, and JPMorgan Chase Bank, N.A., as escrow agent, as amended by that certain Amendment to Escrow Agreement among the same parties dated as of June 26, 2013;

(d)                                 The Prospect Parties shall have delivered to Karlsson (i) a schedule of all accounts payable as of the Effective Date in excess of $1,000; and (ii) a schedule in form and substance reasonably satisfactory to Karlsson setting forth the Prospect Parties’ estimated sources of funding and amounts of expenses through March 13, 2014;

(e)                                  Karlsson shall have received a certificate of the Secretary or Assistant Secretary of each Prospect Party, dated as of the Closing Date (as defined below), certifying (i) the resolutions of the Boards of Directors or Managers, as applicable, of each Prospect Party authorizing the execution, delivery and performance of this Agreement by such Prospect Party, and (ii) the incumbency, authority and signatures of each executive officer who will act as such in connection herewith; and

(f)                                   Karlsson shall have received an Officer’s Certificate (the “Officer’s Certificate”) of the Chief Executive Officer or the Chief Financial Officer of Prospect DE and Parent dated as of the Effective Date, certifying the accuracy of the representations and warranties set forth in Sections 4(e) and 4(f) of this Agreement.

4.                                      Representations and Warranties.  As of the Effective Date and upon the effectiveness of this Agreement, the Prospect Parties hereby represent and warrant to Karlsson as follows:

(a)                                 Each representation and warranty made by Prospect DE in Section 5 of the Pledge Agreement and each representation and warranty made by any Prospect Party in each other Loan Document is true and correct in all material respects on and as of the Effective Date, except to the extent such representation and warranty relates solely to an earlier date.

(b)                                 This Agreement has been duly authorized and constitutes the legal, valid and binding obligation of the Prospect Parties enforceable against each of the Prospect Parties in accordance with its terms.

(c)                                  Neither the execution by the Prospect Parties nor the effectuation by Karlsson of any of its rights and remedies hereunder, whether upon default or otherwise, will result in a breach of or constitute a default under any charter provision or by-law of any Prospect Party or any other agreement or instrument to which any Prospect Party is a party, nor violate any law or any rule or regulation of any administrative agency or any order, writ, injunction or decree or any court or administrative agency, nor does any of the foregoing require the consent of any Person or any notice or filing with any governmental or regulatory body.

(d)                                 The Prospect Parties are in compliance in all material respects with all material requirements of applicable law.

(e)                                  There are no Events of Default under any Loan Document.

(f)                                   Each payment that any Prospect Party was required to make, on or before the date hereof, to the Arizona State Land Department, including, but not limited to, with respect to the Premises, was made in full to such agency on or before the due date applicable to such payment.

5.                                      Termination of Covenants Not to Compete.

(a)                                 Each Covenant Not to Compete (including, but not limited to, those certain Covenants Not to Compete originally executed as of August 1, 2012 in connection with the Purchase Agreement by AWP, Prospect DE, and each of Michael Stone, Jesse Grossman, Winnie Huang, Jonathan E. Spanier as trustee of the Jonathan E. Spanier Living Trust (the “Spanier Trust”), Anders Karlsson, Roger Smith, and Karlsson, as each of the same has been amended, modified and/or restated before the date hereof) is hereby terminated and is null and void and of no further force and effect.  Each individual or trust signatory to such a Covenant Not to Compete is an explicit third party beneficiary hereof.

(b)                                 Each of the Prospect Parties, for itself and each of its successors and assigns, hereby irrevocably waives, for the benefit of each of Michael Stone, Jesse Grossman, Winnie Huang, Jonathan E. Spanier, the Spanier Trust, Anders Karlsson, Roger Smith, and Karlsson and each of their successors and assigns, any rights that it may have under any non-compete or similar provision of the Purchase Agreement or any right it may have under law or equity or any other writing to prohibit or impede Karlsson or any of its officers, directors, employees, representatives, agents, advisors or attorneys from engaging in direct discussions with any existing or potential investor in or member or other direct or indirect equity holder of any of the Prospect Parties.

6.                                      Closing Date.  As used in this Agreement, the Closing Date shall mean the Effective Date, unless otherwise agreed to in writing by all the parties hereto.

7.                                      Karlsson’s Costs.  Within one business day following the funding of $300,000 into escrow from the Fall 2013 Qualified Financings (as defined in the Note) in accordance with Schedule 1 to the Escrow Agreement, Parent shall pay to Karlsson all of its legal costs and expenses incurred by Karlsson in the months of August and September 2013 in connection with this Third Extension Agreement and the negotiations and documents prepared and executed in connection therewith.  The amount of Karlsson’s legal costs and expenses to be reimbursed pursuant to this section shall not exceed $100,000.  Karlsson agrees to provide to Parent a statement setting forth the total amount of legal costs and expenses incurred by Karlsson in said months.

8.                                      Confirmation of Obligations.  As of the Closing Date and subject to the terms of this Agreement, each Prospect Party confirms, ratifies and restates all of its respective obligations under the Loan Documents and Prospect DE agrees to pay all of the indebtedness evidenced by the Loan Documents according to their terms and provisions as amended to date.  Prospect DE confirms, ratifies and restates that Karlsson has first lien priority interests in all of the Collateral described in the Security Agreement and the other Loan Documents.  Subject to the terms of this Agreement, all of the terms, covenants and provisions of the Note, the Collateral Documents and the other Loan Documents shall remain in full force and effect.  Without limiting the generality of the foregoing, each Prospect Party hereby expressly acknowledge and agree that, as of the Closing Date, it has no offsets, claims, counterclaims or defenses whatsoever against any of its obligations under the Note, the Collateral Documents or any other Loan Document, including those which would in any way reduce the amount of the indebtedness owed to Karlsson under the Loan Documents or affect the validity of any foreclosure sale of any of the Collateral, and if any of the same now exists, each Prospect Party irrevocably waive, and agree not to assert, any such existing offset, claim, counterclaim, defense or other cause of action against Karlsson.

9.                                      Deficiency; Waivers.  To the fullest extent permitted by applicable law, Prospect DE and Parent unconditionally and irrevocably waives any rights or benefits arising under A.R.S. §§ 12-1566, 12-1641 through and including 12-1644, 33-814, 33-725, 33-727 and 44142, and Ariz. R. Civ. P. 17(f) or such statutes, rules or similar provisions as may be enacted or adopted hereafter.

10.                               General Release.  To the maximum extent permitted by law, each Prospect Party hereby waives, releases and discharges Karlsson and its directors, shareholders, officers, employees and counsel from any and all suits, causes of action, legal or administrative proceedings, liabilities, claims, damages, losses, costs or expenses of any kind (collectively, “Claims”), known or unknown, which such Prospect Party may have, arising out of acts, omissions, or events occurring at any time prior to and including the Effective Date.  Each Prospect Party hereby agrees and represents that the matters released herein are not limited to the matters which are known, disclosed or foreseeable.  The Prospect Parties intend to waive all Claims, including Claims which they do not know or suspect to exist in their favor to no less extent than a waiver of such Claims under California law will be effected by a waiver by the

Prospect Parties under California law of any and all rights and benefits which they now have or in the future may have by virtue of the provisions of Section 1542 of the California Civil Code which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

The Prospect Parties hereby agree, represent and warrant that they are familiar with and have read and understand and have consulted legal counsel of their choosing with respect to California Civil Code Section 1542, and the Prospect Parties realize and acknowledge that factual matters now unknown to them may have given or may hereafter give rise to actions, legal or administrative proceedings, claims, demands, debts, controversies, damages, costs or losses, liabilities and expenses which are presently unknown, unanticipated and unsuspected.

INITIALS:	/s/ DB	/s/ DB
	PROSPECT DE	PARENT

	/s/ DB	/s/ DB
	AWP	APACHE

11.                               Indemnification.  The Prospect Parties, jointly and severally, shall indemnify Karlsson, any affiliate thereof and each of their respective directors, shareholders, officers, employees, agents, counsel and other advisors (each an “Indemnified Person”), against and hold each of them harmless for, from and against any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person (including allocated costs of internal counsel), which may be imposed on, incurred by, or asserted against any Indemnified Person in connection with (a) any investigation, litigation or other proceeding, irrespective of whether the Indemnified Person shall be designated a party thereto, in any way relating to or arising out of this Agreement or any other Loan Document, (b) the use or intended use of the proceeds of the Loan, (c) any actual or asserted violation of any environmental law with respect to the Premises or any other collateral, any lease of the Premises or any other collateral and/or any foreclosure proceeding affecting the Premises or any other collateral and (d) the transactions contemplated hereby or thereby (the “Indemnified Liabilities”); provided, however, that neither Prospect DE nor Parent shall be liable for any portion of such Indemnified Liabilities resulting from an Indemnified Person’s gross negligence or willful misconduct or breach of this Agreement or the Loan Documents.  Each Indemnified Party is authorized to employ counsel of its own choosing in enforcing its rights hereunder and in defending against any claim, demand, action or cause of action covered by this Section 12 All of the Prospect Parties’ obligations or liabilities to any Indemnified Party under this Section 12 shall be and hereby are covered and secured by the Loan Documents, and shall survive the expiration of termination of this Agreement.  If and to the extent that the foregoing indemnification is for any reason held unenforceable, the Prospect Parties agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

12.                               Further Assurances.  The Prospect Parties shall, at Karlsson’s request, execute (either alone or with Karlsson, as Karlsson may require) deliver to Karlsson, any and all additional instruments and documents, and Prospect DE and Parent will, and will cause each other Prospect Party to, perform all actions, which from time to time may be necessary to maintain a perfected lien and security interest in the security described in the Extension Agreement, the Second Extension Agreement, this Agreement, the Security Agreement, the AWP Deed of Trust, the Apache Deed of Trust or any other Collateral Document or any other Loan Document, including but not limited to procuring additional policies of title insurance, or endorsements with respect to existing policies of tile insurance, with regard to the properties of Apache or AWP or similar acts reasonably required in connection with the foregoing.

13.                               No Novation; Loan Document.  This Agreement is a revision to the Note and the other Loan Documents only, and not a novation.  This Agreement is a Loan Document.  The Reaffirmation is a Loan Document.

14.                               Waivers.

(a)                                 In order to hold the Prospect Parties liable under the Loan Documents, there shall be no obligation on the part of Karlsson, at any time, to resort to payment from Prospect DE or to anyone else, or to any collateral, security, property, liens or other rights and remedies whatsoever, all of which are hereby expressly waived by the Prospect Parties.

(b)                                 Each Prospect Party hereby expressly waives diligence in collection or protection, presentment, demand or protest or in giving notice (except as provided in the Loan Documents) to anyone of the protest, dishonor, default, or nonpayment or of the creation or existence of any of the Secured Obligations or of any security or collateral therefor or of the acceptance of this Agreement.

(c)                                  Each Prospect Party waives any and all defenses, claims and discharges of Prospect DE, or any other obligor, pertaining to the Secured Obligations, in each case, only to the extent permitted under applicable law.  Without limiting the generality of the foregoing, but only to the extent permitted under applicable law, no Prospect Party will assert, plead or enforce against Karlsson any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to Prospect DE or any other person liable in respect of any of the Secured Obligations, or any setoff available against Karlsson to Prospect DE or any such other person, whether or not on account of a related transaction.  Each Prospect Party expressly agrees that, subject to applicable law, it shall be and remain liable for any deficiency remaining after foreclosure of any security interest securing the Secured Obligations, whether or not the liability of Prospect DE is discharged pursuant to statute or judicial decision.  For the avoidance of doubt, but only to the extent permitted under applicable law, each Prospect Party waives any relief available under valuation and appraisement laws and any and all rights or defenses based on suretyship or impairment of collateral including, but not limited to, any rights or defenses arising by reason of: (i) any “one action” or “anti-deficiency” law or any other law which may prevent Karlsson from bringing any action, including a claim for deficiency, against such Prospect Party, before or after Karlsson’s commencement or completion of any foreclosure action, either judicially or if permitted by applicable law by exercise of a power of sale including, but not limited to, any right to a fair market value hearing, any right to offset the amount owed by any amount other than the amount paid at the trustee’s sale, any right to a statute of limitations shorter than six (6) years, and the provisions of A.R.S. §§ 121566, 33-814, 33-725, and 33-727; (ii) any election of remedies by Karlsson which destroys or otherwise adversely affects such Prospect Party’s subrogation rights or rights to proceed against Karlsson for reimbursement, including without limitation, any loss of rights such Prospect Party may suffer by reason of any law limiting, qualifying, or discharging any indebtedness; (iii) any disability or other defense of Prospect DE, of any other guarantor, or of any other person, or by reason of the cessation of Prospect DE’s liability from any cause whatsoever, other than payment in full in legal tender, of the Secured Obligations; (iv) any right to claim discharge of the Secured Obligations on the basis of unjustified impairment of any collateral for the Secured Obligations; (v) any statute of limitations, if at any time any action or suit brought by Karlsson against such Prospect Party is commenced, there are outstanding Secured Obligations which are not barred by any applicable statute of limitations; or (vi) any defenses given to guarantors at law or in equity other than actual payment and performance of the Secured Obligations.  If payment is made by Prospect DE, whether voluntarily or otherwise, or by any third party, on the Secured Obligations and thereafter Karlsson is forced to remit the amount of that payment to Prospect DE’s trustee in bankruptcy or to any similar person under any federal or state bankruptcy law or law for the relief of debtors, the Secured Obligations shall be considered unpaid for the purpose of the enforcement of this Agreement or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

(d)                                 TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PROSPECT PARTY UNCONDITIONALLY AND IRREVOCABLY WAIVES ALL RIGHTS AND BENEFITS UNDER A.R.S. § 44-142, § 12-1641, ET SEQ. AND RULE 17(F) OF THE ARIZONA RULES OF CIVIL PROCEDURE AND ANY SIMILAR STATUTES OR RULES OF PROCEDURE.  EACH PROSPECT PARTY WAIVES EVERY DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF, WHICH SUCH PROSPECT PARTY MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY KARLSSON IN ENFORCING THIS AGREEMENT.  AS FURTHER SECURITY, ANY AND ALL DEBTS AND LIABILITIES NOW OR HEREAFTER ARISING AND OWING TO ANY PROSPECT PARTY BY PROSPECT DE, OR TO ANY OTHER PARTY LIABLE TO KARLSSON FOR THE SECURED OBLIGATIONS, ARE HEREBY SUBORDINATED TO KARLSSON’S CLAIMS AND ARE HEREBY ASSIGNED TO KARLSSON.  EACH PROSPECT PARTY HEREBY AGREES THAT SUCH PROSPECT PARTY MAY BE JOINED AS A PARTY DEFENDANT IN ANY LEGAL PROCEEDING (INCLUDING, BUT NOT LIMITED TO, A FORECLOSURE PROCEEDING) INSTITUTED BY KARLSSON AGAINST PROSPECT DE.  EACH PROSPECT PARTY AND KARLSSON, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY SUCH LEGAL PROCEEDING IN WHICH ANY PROSPECT PARTY AND KARLSSON ARE ADVERSE PARTIES.  THIS PROVISION

IS A MATERIAL INDUCEMENT TO KARLSSON GRANTING ANY FINANCIAL ACCOMMODATION TO PROSPECT DE AND ACCEPTING THIS AGREEMENT

15.                               Notices.  Notwithstanding anything to the contrary contained in the Loan Documents, all notices, demands, requests and other communications of any kind which any party hereto may be required to or may desire to serve upon any other party (“Notice”) shall be in writing and shall be deemed to have been properly given or served for all purposes (i) if sent by Federal Express or other nationally recognized overnight carrier for next business day delivery, on the first business day following deposit of such Notice with such carrier, or (ii) if personally delivered, on the actual date of delivery, or (iii) if sent by certified mail, return receipt requested postage prepaid, on the third (3rd) business day following the date of mailing, or (iv) if sent by facsimile, then on the actual date of delivery (as evidenced by a facsimile confirmation) addressed as follows:

If to Karlsson:	The Karlsson Group, Inc.
18 Ozone Avenue
Venice, California 90291
Attention: Michael Stone
Fax: (310) 933-0262

With a copy to:	Richard C. Weisberg
Law Offices
33 Derwen Road
Bala Cynwyd, PA 19004
Fax: (215) 689 1504

Loeb & Loeb LLP
10100 Santa Monica Boulevard, Suite 2200
Los Angeles, California 90067
Attention: Lance N. Jurich, Esq.
Fax: (310) 282-2211

If to the Prospect Parties:	Prospect Global Resources, Inc.
1401 17th Street, Suite 1550
Denver, CO 80202
Attention: Mr. Damon Barber, Chief Executive Officer
Fax: (303) 990-8440

With a copy to:	Eisner Kahan Gorry Chapman Ross & Jaffe PC
9601 Wilshire Boulevard, Suite 700
Beverly Hills, CA 90210
Attention: Mr. Michael Eisner
Fax: (310) 855-3201

Any party may change its address by giving the other party written notice of its new address as herein provided.

16.                               Headings.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

17.                               Representation by Counsel.  The Prospect Parties (a) have retained counsel to represent them in the transactions contemplated herein; (b) have read and understand this Agreement; (c) have been advised by their counsel with respect to its rights and obligations under this Agreement; and (d) agree that the principle of construction against draftsmen shall have no application in the interpretation of this Agreement.

18.                               Entire Agreement.  This Agreement and the Exhibits attached hereto contains the entire understanding between the parties with respect to the subject matter hereof.  The Loan Documents shall remain in full force and effect and shall not be further amended except by a writing signed by Karlsson and all of the parties to this Agreement, including any consenting parties hereto.

19.                               Successors and Assigns; Assignment.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.  Without limiting Karlsson’s rights under the Loan Documents, Karlsson may, without the consent of any Person, assign this Agreement and its rights hereunder and under any other Loan Document to any Person at any time; provided, however, that, it shall be a condition precedent to any assignment hereunder as a result of which there will be multiple simultaneous holders of the Note and/or the related rights under the Loan Documents that such holders shall have put in place, between or among themselves, a written agreement (an “Agency Agreement”), which includes agency provisions pursuant to the terms of which a single administrative agent (the “Administrative Agent”) is appointed, with which Prospect DE and its affiliates will solely interface with respect to all rights and obligations under the Note and the Loan Documents, and to which Prospect DE and its affiliates will remit all payments hereunder, and which Agency Agreement will provide for the Administrative Agent to provide Prospect DE with a copy of the Agency Agreement, and any amendments thereto, upon execution of the same.  The Prospect Parties agree that, for purposes of this Agreement, an “assignment” shall be deemed to include, but not be limited to, a sale, a contribution to a new or existing entity, or an exchange with any such entity, or any other transfer for any medium of value, including, without limitation, equity securities, royalty interests, property rights or any form of contingent consideration and notwithstanding whether such assignment is effected in a private sale or under judicial supervision.  Notwithstanding anything to the contrary in any Loan Document or in the Purchase Agreement, but subject to the provisions of this Section 19, Karlsson (or any shareholder, director, agent, employee or officer of Karlsson) may actively solicit any Person to be a purchaser, or to be a counterparty to an assignment, of the Note (whether such potential purchaser, or counterparty to an assignment, of the Note wishes to purchase, or receive the assignment of, the Note and the Loan Documents in a free-standing transaction or contemplates such purchase, or receipt of an assignment, of the Note as a part of a larger transaction or series of transactions involving any Prospect Party or any of its assets).  Karlsson or any director, shareholder, employee, Affiliate or Representative (each as defined in the Purchase Agreement) or agent of Karlsson (each, a “Karlsson Party”) may, in connection with (A) Karlsson’s efforts to sell, assign or otherwise dispose of the Note; (B) any restructuring of the indebtedness represented by the Note and the Loan Documents; or (C) any “assignment” (as defined in the Note), disclose any information related to Parent or any of its subsidiaries as such Karlsson Party shall deem appropriate in its sole discretion; provided, however, that prior to providing any non-public information regarding Parent or any of its subsidiaries, Karlsson shall obtain from the person to which disclosure is to be made an executed confidentiality agreement which shall provide that (i) such person agrees to be bound by the terms of Section 5.06 of the Purchase Agreement, and (ii) Parent and its subsidiaries are intended third party beneficiaries of such confidentiality agreement.  This Section 19 and Section 5 of this Agreement amend, supersede and replace Section 22 of the Second Extension Agreement.

20.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

21.                               Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

22.                               Amendments to Second Extension Agreement.

(a)                                 Section 7(a) of the Second Extension Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Section 7(a) to the contrary, the deadline to provide to Karlsson each of the items set forth in the first sentence of this Section 7(a) with respect to the property acquired from Joni Koch on or about May 28, 2013 shall be November 15, 2013.”

(b)                                 Section 7 of the Second Extension Agreement is hereby amended by adding the following new Section 7(d) at the end thereof:

“(d)                           Each Prospect Party shall provide Karlsson a copy of each material agreement (including but not limited to any letter of intent) into which such Prospect Party enters, within three (3) days of executing or otherwise entering into such agreement.”

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first hereinabove written.

KARLSSON:

The Karlsson Group, Inc.
an Arizona corporation

By:	/s/ Anders Karlsson
Name: Anders Karlsson
Its: President

PROSPECT DE:

Prospect Global Resources, Inc.,
a Delaware corporation

By:	/s/ Damon Barber
Name: Damon Barber
Its: President, CEO and Secretary

PARENT:

Prospect Global Resources, Inc.,
a Nevada corporation

By:	/s/ Damon Barber
Name: Damon Barber
Its: President, CEO and Secretary

AWP:

American West Potash, LLC
a Delaware limited liability company

By:	/s/ Damon Barber
Name: Damon Barber
Its: President, CEO and Secretary

APACHE:

Apache County Land & Ranch, LLC
a Nevada limited liability company

By:	/s/ Damon Barber
Name: Damon Barber
Its: President, CEO and Secretary

Exhibit A

FORM OF FOURTH AMENDMENT TO NOTE

Exhibit B

FORM OF AMENDMENT TO PURCHASE AGREEMENT

Exhibit C

FORM OF THIRD AMENDMENT TO ESCROW AGREEMENT